UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 4, 2024

Lyft, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38846	20-8809830
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
185 Berry Street, Suite 400
San Francisco, California 94107
(Address of principal executive offices, including zip code)
(844) 250-2773
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.00001 per share	LYFT	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.05     Costs Associated with Exit or Disposal Activities
On September 4, 2024, Lyft, Inc. (the “Company”) announced a restructuring plan related to its bikes and scooters transportation mode as part of its efforts to align strategic priorities and to reduce operating costs. The plan involves the disposal of certain assets related to the bikes and scooters operations and the termination of approximately 1% of the Company’s employees. In connection with the plan, the Company estimates that it will incur approximately $34 million to $46 million of restructuring and related charges, of which $32 million to $42 million are related to asset disposal costs with the remaining costs related to employee severance and benefit costs, and advisory fees. The majority of these restructuring and related charges will result in non-cash charges related to asset disposal costs with the remainder resulting in future cash expenditures. The Company expects that the charges will be incurred primarily in the third quarter of 2024 and that these charges will be substantially completed by the end of the fourth quarter of 2024. These restructuring costs will be excluded from Adjusted EBITDA, which is consistent with the Company's past presentation.
The Company expects the restructuring plan and related actions to improve its annualized Adjusted EBITDA by approximately $20 million by the end of 2025. The improvement will primarily be related to headcount reduction savings, operational efficiencies, and commercial strategy enhancements.
Item 7.01     Regulation FD Disclosure
In light of the actions mentioned above, the Company also confirmed there have been no changes to its previously issued guidance regarding its third quarter 2024 and full-year 2024 announced with its second quarter of 2024 financial results on August 7, 2024 or the 2027 financial targets announced at its investor day on June 6, 2024. The Company will provide more details on its third quarter of 2024 earnings call in November 2024.
Forward Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or “set up to” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this Current Report on Form 8-K include, but are not limited to, statements regarding the Company’s guidance and long-term financial targets, the Company’s expected costs related to restructuring and related charges, including the timing of such charges, and the Company’s improved financial performance from the restructuring plan and related actions. The Company’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks related to the macroeconomic environment and risks regarding the Company’s ability to forecast its performance due to its limited operating history. The forward-looking statements contained in this Current Report on Form 8-K are also subject to other risks and uncertainties, including those more fully described in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024. The forward-looking statements in this Current Report on Form 8-K are based on information available to the Company as of the date hereof, and the Company disclaims any obligation to update any forward-looking statements, except as required by law.
Non-GAAP Financial Measures
To supplement Lyft's financial information presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, Lyft considers certain financial measures that are not prepared in accordance with GAAP, including Adjusted EBITDA. Lyft defines Adjusted EBITDA as net loss adjusted for interest expense, other income (expense), net, provision for (benefit from) income taxes, depreciation and amortization, stock-based compensation expense, payroll tax expense related to stock-based compensation and sublease income, as well as, if applicable, restructuring charges, costs related to acquisitions and divestitures and costs from transactions related to certain legacy auto insurance liabilities.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYFT, INC.

Date:	September 4, 2024	/s/ Erin Brewer
Erin Brewer
Chief Financial Officer